East West Bancorp, Inc.
135 N. Los Robles Ave.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER OF 2026 OF $358 MILLION AND DILUTED EARNINGS PER SHARE OF $2.57, BOTH UP 23% YEAR-OVER-YEAR,
DRIVEN BY RECORD LEVELS OF QUARTERLY FEE INCOME, LOANS AND DEPOSITS

Pasadena, California – April 21, 2026 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported first quarter 2026 net income of $358 million, or $2.57 per diluted share. Total loans and deposits both reached new records as of March 31, 2026, at $58.1 billion and $68.9 billion, respectively. Return on average assets was 1.79%, return on average common equity was 16.0%, and book value per share grew 14% year-over-year.

“East West reported record loans, deposits, and fee income in the first quarter, generating a 17% return on average tangible common equity1,” said Dominic Ng, Chairman and Chief Executive Officer. “Our balance sheet growth reflects the strength of our customer relationships and the success of the clients we serve. This performance was complemented by 12% year-over-year growth in fee income, driven by notable strength in wealth management and deposit account fees.”

“Credit performance remained resilient, with net charge-offs and nonperforming asset levels stable, while we bolstered our allowance for loan losses to 1.44% of loans,” Ng continued. “We continued to operate from a position of capital strength, which enabled us to support our customers with confidence while also returning capital to our shareholders. Looking ahead, we are well positioned to deliver top-tier shareholder returns through industry-leading profitability, strong balance sheet growth, and prudent risk management,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Three Months Ended			March 31, 2026 % Change
($ in millions, except per share data)	March 31, 2026	Dec. 31, 2025	March 31, 2025	Qtr-o-Qtr	Yr-o-Yr
Total Revenue	$774	$758	$692	2%	12%
Pre-tax, Pre-provision Income[2]	493	497	440	(1)	12
Net Income	358	356	290	—	23
Diluted Earnings per Share	$2.57	$2.55	$2.08	1	23
Book Value per Share	$65.70	$64.68	$57.54	2	14
Tangible Book Value per Share[1]	$62.27	$61.27	$54.13	2%	15%
Return on Average Assets	1.79%	1.77%	1.56%	2 bps	23 bps
Return on Average Common Equity	16.04%	16.11%	14.96%	-7 bps	108 bps
Return on Average Tangible Common Equity[1]	16.92%	17.03%	15.92%	-11 bps	100 bps
Total Stockholders’ Equity to Assets Ratio	10.86%	11.06%	10.41%	-20 bps	45 bps
Tangible Common Equity Ratio[1]	10.35%	10.54%	9.85%	-19 bps	50 bps
Total Assets	$82,886	$80,435	$76,165	3%	9%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 11.

BALANCE SHEET

•Assets – Total assets were $82.9 billion as of March 31, 2026, an increase of $2.5 billion, or 3%, from $80.4 billion as of December 31, 2025. Year-over-year, total assets grew $6.7 billion, or 9%, from $76.2 billion as of March 31, 2025.

First quarter 2026 average interest-earning assets of $78.0 billion were up $1.3 billion, or 2%, from $76.6 billion in the fourth quarter, primarily reflecting a $1.4 billion increase in average total loans outstanding, while $0.4 billion of average securities growth was driven by a $0.5 billion decrease in average interest-bearing cash and deposits with banks.

•Loans – Total loans reached a record $58.1 billion as of March 31, 2026, an increase of $1.2 billion, or 2%, from $56.9 billion as of December 31, 2025. Year-over-year, total loans were up $3.9 billion, or 7%, from $54.3 billion as of March 31, 2025.

First quarter 2026 average total loans grew by $1.4 billion, or 3%, to $57.1 billion, from $55.6 billion in the fourth quarter of 2025.

•Deposits – Total deposits reached a record $68.9 billion as of March 31, 2026, an increase of $1.8 billion from $67.1 billion as of December 31, 2025, primarily reflecting growth in money market and noninterest-bearing demand deposits. Noninterest-bearing deposits made up 25% of total deposits as of March 31, 2026. Year-over-year, total deposits increased $5.9 billion, or 9%, from $63.1 billion as of March 31, 2025.

First quarter 2026 total average deposits of $67.5 billion increased $0.7 billion from the fourth quarter of 2025, primarily reflecting growth in average noninterest-bearing demand, money market, and checking deposits, partly offset by a decrease in average time deposits.

•Capital – As of March 31, 2026, stockholders’ equity was $9.0 billion, up 1% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.86% as of March 31, 2026, compared with 11.06% as of December 31, 2025.

Book value per share was $65.70 as of March 31, 2026, up $1.02, or 2% quarter-over-quarter. As of March 31, 2026, tangible book value per share3 was $62.27, up $1.00, or 2% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH

Capital metrics as of March 31, 2026, December 31, 2025, and March 31, 2025 are presented below.

EWBC Capital
($ in millions)	March 31, 2026 (a)	December 31, 2025	March 31, 2025
Risk-Weighted Assets (“RWA”) (b)	$58,559	$57,760	$55,366
Risk-based capital ratios:
Total capital ratio	16.45%	16.41%	15.63%
CET1 capital ratio	15.13%	15.10%	14.32%
Tier 1 capital ratio	15.13%	15.10%	14.32%
Leverage ratio	10.95%	10.95%	10.46%
Total stockholders’ equity to assets ratio	10.86%	11.06%	10.41%
Tangible common equity ratio (c)	10.35%	10.54%	9.85%

(a)The Company’s March 31, 2026 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 12.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 12.

OPERATING RESULTS

First Quarter Earnings – First quarter 2026 net income was $358 million, an increase of $2 million from the fourth quarter, and 23% from $290 million for the first quarter of 2025. First quarter 2026 diluted earnings per share (“EPS”) was $2.57, an increase of 1% from $2.55 per diluted share for the fourth quarter, and an increase of 23% from $2.08 per diluted share for the year-ago quarter.

First Quarter 2026 Compared to Fourth and First Quarter 2025

Net Interest Income and Net Interest Margin

Net interest income totaled $671 million in the first quarter, an increase of $13 million, or 2%, from $658 million in the prior quarter and $71 million, or 12% from the first quarter of 2025. Net interest margin was 3.49%, an increase of 8 basis points from the prior quarter and 14 basis points from the year-ago quarter.
•The average loan yield was 6.11%, down 9 basis points from the prior quarter. The average interest-earning asset yield was 5.49%, down 6 basis points from the prior quarter.
•The average cost of interest-bearing deposits was 2.84%, a 21 basis point decrease from the prior quarter. The average cost of funds was 2.21%, down 16 basis points from the prior quarter.

Noninterest Income

Noninterest income totaled a record $103 million in the first quarter, an increase of $2 million, or 2% from the fourth quarter and $10 million, or 11% from the first quarter of 2025. Record fee income4 of $99 million increased $12 million, or 13% from $87 million in the prior quarter and $11 million, or 12% from the first quarter of 2025.

•Wealth management fees, customer derivative income, commercial and consumer deposit-related fees, and foreign exchange income increased a combined $14 million in the first quarter, reflecting higher customer activity.
•Lending and loan servicing fees decreased $2 million in the first quarter, primarily due to lower syndication fees.
•Other income decreased $6 million quarter-over-quarter, primarily reflecting valuation adjustments on loans held-for-sale.
•Other investment income decreased $4 million quarter-over-quarter, primarily due to recoveries related to the Company’s investment in DC Solar in the prior quarter.

Noninterest Expense

Total noninterest expense was $280 million in the first quarter, which included $22 million of amortization for tax credit and Community Reinvestment Act investments. Total operating noninterest expense was $258 million, an increase of $14 million from the fourth quarter and $22 million, or 9%, from the first quarter of 2025.

•Compensation and employee benefits were $173 million, an increase of $21 million, reflecting seasonal factors, stock-based compensation associated with long-term incentive programs, and higher incentive compensation.
•Deposit insurance premiums and regulatory assessments were $9 million, an increase of $5 million quarter-over-quarter, reflecting a higher FDIC special assessment reversal in the prior quarter.
•Other operating expense was $37 million, a decrease of $5 million, primarily reflecting lower legal and professional expenses.
•Other real estate owned (“OREO”) expense decreased $7 million in the first quarter.
•The efficiency ratio was 36.2% in the first quarter, compared with 34.5% in the prior quarter.

TAX RELATED ITEMS

First quarter 2026 income tax expense was $100 million and the effective tax rate was 21.8%, compared with income tax expense of $111 million and 23.7% in the fourth quarter of 2025, primarily due to discrete tax benefits related to stock-based compensation in the first quarter.

[4] Fee income includes commercial and consumer deposit-related fees, lending and loan servicing fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

ASSET QUALITY

As of March 31, 2026, the credit quality of our loan portfolio remained stable.
•First quarter 2026 net charge-offs were $12 million, or annualized 0.09% of average loans held-for-investment (“HFI”), compared with $12 million, or annualized 0.08% of average loans HFI, for the fourth quarter of 2025.
•The nonperforming assets ratio was 0.26% of total assets as of March 31, 2026, unchanged from the prior quarter. Nonperforming assets increased $8 million to $216 million as of March 31, 2026, from $208 million as of December 31, 2025.
•The allowance for loan losses increased to $836 million, or 1.44% of loans HFI, as of March 31, 2026, compared with $810 million, or 1.42% of loans HFI, as of December 31, 2025, driven by loan growth and a change in portfolio mix.
•First quarter 2026 provision for credit losses was $36 million, compared with $30 million in the fourth quarter of 2025.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the second quarter 2026 dividend for the Company’s common stock. The common stock cash dividend of $0.80 per share is payable on May 18, 2026 to shareholders of record as of May 4, 2026.

East West repurchased approximately 938,000 shares of common stock during the first quarter of 2026 for $98 million. $117 million of East West’s share repurchase authorization remains available.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $82.9 billion as of March 31, 2026. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Conference Call

East West will host a conference call to discuss first quarter 2026 earnings with the public on Tuesday, April 21, 2026, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses first quarter 2026 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:	For Media Inquiries, Contact:
Adrienne Atkinson	Angie Tang
Director of Investor Relations and Corporate Development	Director of Corporate Communications
T: (626) 788-7536	T: (626) 768-6853
E: adrienne.atkinson@eastwestbank.com	E: angie.tang@eastwestbank.com

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, although these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, Federal Deposit Insurance Corporation (“FDIC”) insurance premiums and assessments, and deposit withdrawals; changes in trade, tariff, tax, monetary and fiscal policies; changes in immigration laws and enforcement practices, or travel and visa related policies; current or potential disputes between the U.S., the People’s Republic of China and other countries; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in its ability to receive dividends from subsidiaries; any strategic acquisitions or divestitures; and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause future results to differ materially from historical performance and any forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 under the heading Item 1A. Risk Factors and the Company’s subsequent filings with the SEC. Forward-looking statements speak only as of the date they are made and are based solely on information then actually known to the Company. The Company does not undertake, and expressly disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2026 % or Basis Point Change
	March 31, 2026	December 31, 2025	March 31, 2025	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$4,449,368	$4,204,328	$3,481,072	5.8%		27.8%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	425,000	—		—
Available-for-sale (“AFS”) debt securities (amortized cost of $14,546,038, $13,619,781 and $12,962,469)	14,093,483	13,212,220	12,384,912	6.7		13.8
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,453,003, $2,479,746 and $2,435,292)	2,858,978	2,870,058	2,905,341	(0.4)		(1.6)
Total cash, resale agreements and debt securities	21,826,829	20,711,606	19,196,325	5.4		13.7
Loans held-for-sale (“HFS”)	27,585	20,976	—	31.5		100.0
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $835,874, $809,773 and $734,856)	57,264,875	56,068,399	53,517,878	2.1		7.0
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	983,976	969,492	930,058	1.5		5.8
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	134,129	125,407	80,239	7.0		67.2
Other assets	2,183,061	2,073,420	1,974,816	5.3		10.5
Total assets	$82,886,152	$80,434,997	$76,165,013	3.0%		8.8%

Liabilities and Stockholders’ Equity
Deposits	$68,919,555	$67,082,701	$63,052,105	2.7%		9.3%
Federal Home Loan Bank (“FHLB”) advances	3,000,000	3,000,000	3,500,000	—		(14.3)
Securities sold under repurchase agreements (“repurchase agreements”)	494,027	—	270,111	100.0		82.9
Long-term debt and finance lease liabilities	35,545	35,645	35,880	(0.3)		(0.9)
Operating lease liabilities	148,731	138,206	87,157	7.6		70.6
Accrued expenses and other liabilities	1,288,859	1,279,243	1,290,295	0.8		(0.1)
Total liabilities	73,886,717	71,535,795	68,235,548	3.3		8.3
Stockholders’ equity	8,999,435	8,899,202	7,929,465	1.1		13.5
Total liabilities and stockholders’ equity	$82,886,152	$80,434,997	$76,165,013	3.0%		8.8%

Total cash, resale agreements and debt securities/total assets	26.33%	25.75%	25.20%	58	bps	113	bps
Total stockholders’ equity to assets ratio	10.86%	11.06%	10.41%	(20)		45
Tangible common equity (“TCE”) ratio (1)	10.35%	10.54%	9.85%	(19)	bps	50	bps
Book value per share	$65.70	$64.68	$57.54	1.6%		14.2%
Tangible book value (1) per share	$62.27	$61.27	$54.13	1.6		15.0
Number of common shares at period-end	136,979	137,579	137,802	(0.4)%		(0.6)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2026 % Change
	March 31, 2026	December 31, 2025	March 31, 2025	Qtr-o-Qtr		Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$19,550,953	$18,650,755	$17,460,744	4.8%		12.0%
Commercial real estate (“CRE”):
CRE	15,491,057	15,407,088	14,868,361	0.5		4.2
Multifamily residential	5,129,247	5,112,328	5,007,969	0.3		2.4
Construction and land	811,999	742,357	653,630	9.4		24.2
Total CRE	21,432,303	21,261,773	20,529,960	0.8		4.4
Consumer:
Residential mortgage:
Single-family residential	15,119,709	15,002,549	14,383,562	0.8		5.1
Home equity lines of credit (“HELOCs”)	1,945,867	1,911,897	1,827,837	1.8		6.5
Total residential mortgage	17,065,576	16,914,446	16,211,399	0.9		5.3
Other consumer	51,917	51,198	50,631	1.4		2.5
Total loans HFI (1)	58,100,749	56,878,172	54,252,734	2.1		7.1
Loans HFS	27,585	20,976	—	31.5		100.0
Total loans (1)	58,128,334	56,899,148	54,252,734	2.2		7.1
Allowance for loan and lease losses (“ALLL”)	(835,874)	(809,773)	(734,856)	3.2		13.7
Net loans (1)	$57,292,460	$56,089,375	$53,517,878	2.1%		7.1%

Deposits by product:
Noninterest-bearing demand	$17,480,959	$16,697,099	$15,169,775	4.7%		15.2%
Interest-bearing checking	8,069,468	7,989,255	7,591,847	1.0		6.3
Money market	16,226,097	15,439,729	14,885,732	5.1		9.0
Savings	1,731,547	1,671,804	1,740,044	3.6		(0.5)
Time deposits	25,411,484	25,284,814	23,664,707	0.5		7.4
Total deposits	$68,919,555	$67,082,701	$63,052,105	2.7%		9.3%

Deposits by segment/region:
Consumer and Business Banking - U.S. (2)	$35,847,814	$34,494,368	$33,023,738	3.9%		8.6%
Commercial Banking - U.S. (2)	24,829,606	24,115,647	22,569,920	3.0		10.0
International Branches (3)	3,906,121	3,875,631	3,524,223	0.8		10.8
Treasury and Other - U.S. (4)	4,336,014	4,597,055	3,934,224	(5.7)		10.2
Total deposits	$68,919,555	$67,082,701	$63,052,105	2.7%		9.3%

Loan-to-deposit ratio	84.34%	84.82%	86.04%	(48)	bps	(170)	bps

(1)Includes $17 million, $26 million and $36 million of net deferred loan fees and net unamortized premiums as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary bank branches are a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2026 % Change
	March 31, 2026	December 31, 2025	March 31, 2025	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,055,510	$1,072,863	$1,031,802	(1.6)%	2.3%
Interest expense	384,317	415,039	431,601	(7.4)	(11.0)
Net interest income before provision for credit losses	671,193	657,824	600,201	2.0	11.8
Provision for credit losses	36,000	30,000	49,000	20.0	(26.5)
Net interest income after provision for credit losses	635,193	627,824	551,201	1.2%	15.2%
Noninterest income:
Commercial and consumer deposit-related fees	30,619	29,495	27,075	3.8	13.1
Lending and loan servicing fees	26,070	28,567	26,230	(8.7)	(0.6)
Foreign exchange income	15,447	14,862	15,837	3.9	(2.5)
Wealth management fees	22,260	11,034	13,679	101.7	62.7
Customer derivative income	4,595	3,427	5,539	34.1	(17.0)
Total fee income	98,991	87,385	88,360	13.3	12.0
Derivative mark-to-market and credit valuation adjustments	934	1,035	(1,470)	(9.8)	NM
Net gains on AFS debt securities	616	29	131	NM	370.2
Other investment income (1)	2,956	7,223	2,262	(59.1)	30.7
Other (loss) income	(941)	4,758	2,819	NM	NM
Total noninterest income	102,556	100,430	92,102	2.1%	11.4%
Noninterest expense:
Compensation and employee benefits (2)	172,665	151,892	146,435	13.7%	17.9%
Occupancy and equipment expense	18,248	17,181	15,689	6.2	16.3
Computer and software related expenses	14,747	15,028	13,314	(1.9)	10.8
Deposit insurance premiums and regulatory assessments (3)	8,859	3,563	10,385	148.6	(14.7)
Deposit account expense	7,533	7,977	9,042	(5.6)	(16.7)
Other real estate owned (“OREO”) (income) expense	(264)	7,114	4,166	NM	NM
Other operating expense (1)	36,542	41,426	37,375	(11.8)	(2.2)
Total operating noninterest expense	258,330	244,181	236,406	5.8	9.3
Amortization of tax credit and CRA investments (1)	21,984	17,124	15,742	28.4	39.7
Total noninterest expense	280,314	261,305	252,148	7.3	11.2
Income before income taxes	457,435	466,949	391,155	(2.0)	16.9
Income tax expense	99,639	110,678	100,885	(10.0)	(1.2)
Net income	$357,796	$356,271	$290,270	0.4%	23.3%

Earnings per share (“EPS”)
- Basic	$2.59	$2.58	$2.10	0.6%	23.4%
- Diluted	$2.57	$2.55	$2.08	0.7	23.4
Weighted-average number of shares outstanding
- Basic	138,054	138,302	138,201	(0.2)%	(0.1)%
- Diluted	138,919	139,102	139,291	(0.1)	(0.3)

NM - Not meaningful.
(1)Includes DC Solar recoveries of $3 million in Other investment income and $700 thousand in Other operating expense for the three months ended December 31, 2025. Includes $1 million of DC Solar recoveries in Amortization of tax credit and CRA investments for the three months ended December 31, 2025.
(2)Includes $6 million and $4 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the three months ended March 31, 2026 and December 31, 2025, respectively.
(3)Includes $1 million and $7 million of FDIC special assessment reversals for the three months ended March 31, 2026 and December 31, 2025, respectively. Includes $833 thousand of FDIC special assessment charges for the three months ended March 31, 2025.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2026 % Change
	March 31, 2026	December 31, 2025	March 31, 2025	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I	$18,752,867	$17,747,561	$16,865,399	5.7%	11.2%
CRE:
CRE	15,424,498	15,299,691	14,731,881	0.8	4.7
Multifamily residential	5,131,257	5,053,711	4,965,448	1.5	3.3
Construction and land	766,414	742,191	675,686	3.3	13.4
Total CRE	21,322,169	21,095,593	20,373,015	1.1	4.7
Consumer:
Residential mortgage:
Single-family residential	15,013,979	14,873,723	14,238,697	0.9	5.4
HELOCs	1,914,101	1,876,303	1,811,022	2.0	5.7
Total residential mortgage	16,928,080	16,750,026	16,049,719	1.1	5.5
Other consumer	51,533	47,216	49,578	9.1	3.9
Total loans (1)	$57,054,649	$55,640,396	$53,337,711	2.5%	7.0%

Interest-earning assets	$77,967,079	$76,643,821	$72,690,586	1.7%	7.3%
Total assets	$81,080,258	$79,741,088	$75,624,952	1.7%	7.2%

Deposits:
Noninterest-bearing demand	$16,877,461	$16,392,284	$15,104,028	3.0%	11.7%
Interest-bearing checking	7,652,611	7,497,730	7,749,665	2.1	(1.3)
Money market	16,203,527	15,992,899	14,833,615	1.3	9.2
Savings	1,701,913	1,675,200	1,752,946	1.6	(2.9)
Time deposits	25,112,122	25,273,335	23,197,328	(0.6)	8.3
Total deposits	$67,547,634	$66,831,448	$62,637,582	1.1%	7.8%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2026			December 31, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,865,615	$29,851	3.13%	$4,357,892	$37,839	3.44%
Resale agreements	425,000	1,625	1.55%	425,000	1,625	1.52%
Debt securities:
AFS	13,609,231	148,164	4.42%	13,196,788	149,608	4.50%
HTM	2,861,401	12,014	1.70%	2,873,386	12,195	1.68%
Total debt securities	16,470,632	160,178	3.94%	16,070,174	161,803	3.99%
Loans:
C&I	18,752,867	297,315	6.43%	17,747,561	299,013	6.68%
CRE	21,322,169	315,923	6.01%	21,095,593	322,936	6.07%
Residential mortgage	16,928,080	244,884	5.87%	16,750,026	246,404	5.84%
Other consumer	51,533	756	5.95%	47,216	683	5.74%
Total loans (2)	57,054,649	858,878	6.11%	55,640,396	869,036	6.20%
FHLB and FRB stock	151,183	4,978	13.35%	150,359	2,560	6.75%
Total interest-earning assets	$77,967,079	$1,055,510	5.49%	$76,643,821	$1,072,863	5.55%

Noninterest-earning assets:
Cash and due from banks	450,219			439,881
Allowance for loan, lease and securities’ losses	(836,828)			(800,633)
Other assets	3,499,788			3,458,019
Total assets	$81,080,258			$79,741,088

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,652,611	$39,445	2.09%	$7,497,730	$41,613	2.20%
Money market deposits	16,203,527	104,878	2.62%	15,992,899	114,245	2.83%
Savings deposits	1,701,913	3,010	0.72%	1,675,200	3,019	0.71%
Time deposits	25,112,122	208,079	3.36%	25,273,335	228,446	3.59%
Total interest-bearing deposits	50,670,173	355,412	2.84%	50,439,164	387,323	3.05%
Short-term borrowings and federal funds purchased	567	4	2.86%	1,391	12	3.42%
FHLB advances	2,577,223	25,004	3.93%	2,508,153	26,553	4.20%
Repurchase agreements	350,075	3,290	3.81%	45,974	505	4.36%
Long-term debt and finance lease liabilities	35,566	607	6.92%	35,663	646	7.19%
Total interest-bearing liabilities	$53,633,604	$384,317	2.91%	$53,030,345	$415,039	3.11%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,877,461			16,392,284
Accrued expenses and other liabilities	1,521,820			1,544,144
Stockholders’ equity	9,047,373			8,774,315
Total liabilities and stockholders’ equity	$81,080,258			$79,741,088

Total deposits	$67,547,634	$355,412	2.13%	$66,831,448	$387,323	2.30%

Interest rate spread			2.58%			2.44%
Net interest income and net interest margin		$671,193	3.49%		$657,824	3.41%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2026			March 31, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,865,615	$29,851	3.13%	$4,087,664	$39,137	3.88%
Resale agreements	425,000	1,625	1.55%	425,000	1,610	1.54%
Debt securities:
AFS	13,609,231	148,164	4.42%	11,766,446	135,519	4.67%
HTM	2,861,401	12,014	1.70%	2,908,402	12,265	1.71%
Total debt securities	16,470,632	160,178	3.94%	14,674,848	147,784	4.08%
Loans:
C&I	18,752,867	297,315	6.43%	16,865,399	293,414	7.06%
CRE	21,322,169	315,923	6.01%	20,373,015	311,386	6.20%
Residential mortgage	16,928,080	244,884	5.87%	16,049,719	234,891	5.94%
Other consumer	51,533	756	5.95%	49,578	721	5.90%
Total loans (2)	57,054,649	858,878	6.11%	53,337,711	840,412	6.39%
FHLB and FRB stock	151,183	4,978	13.35%	165,363	2,859	7.01%
Total interest-earning assets	$77,967,079	$1,055,510	5.49%	$72,690,586	$1,031,802	5.76%

Noninterest-earning assets:
Cash and due from banks	450,219			373,827
Allowance for loan, lease and securities’ losses	(836,828)			(716,255)
Other assets	3,499,788			3,276,794
Total assets	$81,080,258			$75,624,952

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,652,611	$39,445	2.09%	$7,749,665	$47,911	2.51%
Money market deposits	16,203,527	104,878	2.62%	14,833,615	116,018	3.17%
Savings deposits	1,701,913	3,010	0.72%	1,752,946	3,447	0.80%
Time deposits	25,112,122	208,079	3.36%	23,197,328	224,605	3.93%
Total interest-bearing deposits	50,670,173	355,412	2.84%	47,533,554	391,981	3.34%
Short-term borrowings and federal funds purchased	567	4	2.86%	428	6	5.69%
FHLB advances	2,577,223	25,004	3.93%	3,500,001	38,866	4.50%
Repurchase agreements	350,075	3,290	3.81%	6,684	77	4.67%
Long-term debt and finance lease liabilities	35,566	607	6.92%	35,919	671	7.58%
Total interest-bearing liabilities	$53,633,604	$384,317	2.91%	$51,076,586	$431,601	3.43%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,877,461			15,104,028
Accrued expenses and other liabilities	1,521,820			1,575,264
Stockholders’ equity	9,047,373			7,869,074
Total liabilities and stockholders’ equity	$81,080,258			$75,624,952

Total deposits	$67,547,634	$355,412	2.13%	$62,637,582	$391,981	2.54%

Interest rate spread			2.58%			2.33%
Net interest income and net interest margin		$671,193	3.49%		$600,201	3.35%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2026 Basis Point Change
	March 31, 2026	December 31, 2025	March 31, 2025	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.79%	1.77%	1.56%	2	bps	23	bps
Adjusted return on average assets (2)	1.79%	1.73%	1.56%	6		23
Return on average common equity	16.04%	16.11%	14.96%	(7)		108
Adjusted return on average common equity (2)	16.01%	15.72%	14.99%	29		102
Return on average TCE (3)	16.92%	17.03%	15.92%	(11)		100
Adjusted return on average TCE (3)	16.89%	16.62%	15.96%	27		93
Interest rate spread	2.58%	2.44%	2.33%	14		25
Net interest margin	3.49%	3.41%	3.35%	8		14
Average loan yield	6.11%	6.20%	6.39%	(9)		(28)
Yield on average interest-earning assets	5.49%	5.55%	5.76%	(6)		(27)
Average cost of interest-bearing deposits	2.84%	3.05%	3.34%	(21)		(50)
Average cost of deposits	2.13%	2.30%	2.54%	(17)		(41)
Average cost of funds	2.21%	2.37%	2.64%	(16)		(43)
Operating noninterest expense/average assets	1.29%	1.21%	1.27%	8		2
Efficiency ratio	36.23%	34.46%	36.42%	177		(19)
Adjusted efficiency ratio (4)	36.36%	35.74%	36.30%	62		6
Efficiency ratio (fully taxable equivalent) (“FTE”) (4)	36.17%	34.42%	36.36%	175		(19)
Adjusted efficiency ratio (FTE) (4)	36.30%	35.70%	36.24%	60		6
Effective tax rate	21.78%	23.70%	25.79%	(192)	bps	(401)	bps
(1)Annualized except for efficiency ratio and effective tax rate.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 10.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(4)Adjusted efficiency ratio, efficiency ratio (FTE) and adjusted efficiency ratio (FTE) are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 11.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 8

		Three Months Ended March 31, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773
Provision for (reversal of) credit losses on loans	(a)	17,892	11,160	2,880	2,593	3,519	92	(262)	37,874
Gross charge-offs		(18,385)	(1,305)	—	(893)	(121)	—	(75)	(20,779)
Gross recoveries		7,918	453	11	2	22	3	251	8,660
Total net (charge-offs) recoveries		(10,467)	(852)	11	(891)	(99)	3	176	(12,119)
Foreign currency translation adjustment		346	—	—	—	—	—	—	346
ALLL, March 31, 2026		$483,384	$231,802	$39,446	$17,170	$56,883	$5,899	$1,290	$835,874

		Three Months Ended December 31, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520
Provision for (reversal of) credit losses on loans	(a)	43,968	(3,839)	1,358	(3,065)	(7,611)	(306)	293	30,798
Gross charge-offs		(10,532)	(1,989)	(1)	—	(48)	(6)	(26)	(12,602)
Gross recoveries		417	155	11	3	246	3	—	835
Total net (charge-offs) recoveries		(10,115)	(1,834)	10	3	198	(3)	(26)	(11,767)
Foreign currency translation adjustment		222	—	—	—	—	—	—	222
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773

		Three Months Ended March 31, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052
Provision for (reversal of) credit losses on loans	(a)	36,370	8,105	201	(305)	2,072	1,739	(120)	48,062
Gross charge-offs		(988)	(13,937)	(4)	(1,996)	(9)	—	(49)	(16,983)
Gross recoveries		1,564	54	10	3	50	8	13	1,702
Total net recoveries (charge-offs)		576	(13,883)	6	(1,993)	41	8	(36)	(15,281)
Foreign currency translation adjustment		23	—	—	—	—	—	—	23
ALLL, March 31, 2025		$421,288	$212,899	$32,324	$15,199	$46,929	$4,879	$1,338	$734,856

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8 (continued)
		Three Months Ended
($ in thousands)		March 31, 2026	December 31, 2025	March 31, 2025
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$48,690	$48,390	$39,526
(Reversal of) provision for credit losses on unfunded credit commitments	(b)	(1,682)	302	938
Foreign currency translation adjustment		(3)	(2)	—
Allowance for unfunded credit commitments, end of period (1)		$47,005	$48,690	$40,464

Provision for credit losses:
Provision for credit losses on loans and unfunded credit commitments	(a)+(b)	$36,192	$31,100	$49,000
Reversal of credit losses on AFS debt securities	(c)	(192)	(1,100)	—
Total provision for credit losses	(a)+(b)+(c)	$36,000	$30,000	$49,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 9

Criticized Loans	March 31, 2026	December 31, 2025	March 31, 2025
Special mention loans	$316,230	$344,876	$494,444
Classified loans	913,386	796,273	750,570
Total criticized loans (1)	$1,229,616	$1,141,149	$1,245,014

(1)Excludes loans HFS.

Nonperforming Assets	March 31, 2026	December 31, 2025	March 31, 2025
Nonaccrual loans:
Commercial:
C&I	$61,063	$52,244	$75,579
Total CRE	56,104	66,648	10,108
Consumer:
Total residential mortgage	63,452	46,808	67,416
Other consumer	29	142	97
Total nonaccrual loans	180,648	165,842	153,200
OREO, net	14,917	21,183	29,003
Nonperforming loans HFS	20,759	20,976	—
Total nonperforming assets	$216,324	$208,001	$182,203

Credit Quality Ratios	March 31, 2026	December 31, 2025	March 31, 2025
Annualized quarterly net charge-offs to average loans HFI	0.09%	0.08%	0.12%
Special mention loans to loans HFI	0.54%	0.61%	0.91%
Classified loans to loans HFI	1.57%	1.40%	1.38%
Criticized loans to loans HFI	2.12%	2.01%	2.29%
Nonperforming assets to total assets	0.26%	0.26%	0.24%
Nonaccrual loans to loans HFI	0.31%	0.29%	0.28%
ALLL to loans HFI	1.44%	1.42%	1.35%

Composition of ALLL by Portfolio	March 31, 2026		December 31, 2025		March 31, 2025
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$483,384	2.47%	$475,613	2.55%	$421,288	2.41%
Total CRE	288,418	1.35	273,517	1.29	260,422	1.27
Multifamily	39,446	0.77	36,555	0.72	32,324	0.65
Office	65,546	2.87	62,091	2.78	62,265	2.90
All other CRE	183,426	1.31	174,871	1.26	165,833	1.24
Residential mortgage & consumer	64,072	0.37	60,643	0.36	53,146	0.33
Total loans	$835,874	1.44%	$809,773	1.42%	$734,856	1.35%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 10
Adjusted net income and adjusted diluted EPS represent net income and diluted EPS adjusted for the tax-effected impacts of the FDIC special assessment and DC Solar adjustments. Management believes that presenting the computations of the adjusted net income, adjusted diluted EPS, adjusted return on average assets and adjusted return on average common equity provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
•FDIC special assessment reversals/charges are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
•Recoveries related to the Company’s investment in DC Solar are included in Amortization of tax credit and CRA investments, Other investment income (as applicable) and Other operating expense (as applicable) on the Condensed Consolidated Statement of Income.

		Three Months Ended
		March 31, 2026	December 31, 2025	March 31, 2025
Net income	(a)	$357,796	$356,271	$290,270
Less/Add: FDIC special assessment (reversal) charge	(b)	(1,015)	(6,874)	833
Less: DC Solar recoveries	(b)	—	(4,997)	—
Tax effects of adjustments (1)	(b)	284	3,326	(248)
Adjusted net income	(c)=(a)+∑(b)	$357,065	$347,726	$290,855

Diluted weighted-average number of shares outstanding	(d)	138,919	139,102	139,291
Diluted EPS	(e)	$2.57	$2.55	$2.08
Less/Add: FDIC special assessment (reversal) charge	(f)	—	(0.05)	0.01
Less: DC Solar recoveries	(f)	—	(0.03)	—
Tax effects of adjustments (1)	(f)	—	0.03	—
Adjusted diluted EPS	(g)=(e)+∑(f)	$2.57	$2.50	$2.09

Average total assets	(h)	$81,080,258	$79,741,088	$75,624,952
Average stockholders’ equity	(i)	$9,047,373	$8,774,315	$7,869,074
Return on average assets (2)	(a)/(h)	1.79%	1.77%	1.56%
Adjusted return on average assets (2)	(c)/(h)	1.79%	1.73%	1.56%
Return on average common equity (2)	(a)/(i)	16.04%	16.11%	14.96%
Adjusted return on average common equity (2)	(c)/(i)	16.01%	15.72%	14.99%

(1)Applied statutory tax rate of 28.02% for the three months ended March 31, 2026 and December 31, 2025. Applied statutory tax rate of 29.73% for the three months ended March 31, 2025.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Adjusted total revenue and adjusted total revenue (FTE) reflect the DC Solar recoveries (as applicable). Adjusted noninterest expense reflects the FDIC special assessment and DC Solar recoveries.

Efficiency ratio (FTE) represents noninterest expense divided by total revenue (FTE). Adjusted efficiency ratio and adjusted efficiency ratio (FTE) reflect the impacts of the aforementioned adjustments. Pre-tax, pre-provision income (FTE) represents total revenue (FTE) less noninterest expense. Adjusted pre-tax, pre-provision income (FTE) represents adjusted total revenue (FTE) less adjusted noninterest expense.

		Three Months Ended
		March 31, 2026	December 31, 2025	March 31, 2025
Net interest income before provision for credit losses	(a)	$671,193	$657,824	$600,201
FTE adjustment	(b)	1,250	830	1,146
FTE net interest income before provision for credit losses	(c)=(a)+(b)	672,443	658,654	601,347
Total noninterest income	(d)	102,556	100,430	92,102
Total revenue	(e)=(a)+(d)	773,749	758,254	692,303
Total revenue (FTE)	(f)=(c)+(d)	$774,999	$759,084	$693,449
Less: DC Solar recoveries (1)	(g)	—	(3,337)	—
Adjusted total revenue	(h)=(e)+(g)	773,749	754,917	692,303
Adjusted total revenue (FTE)	(i)=(f)+(g)	$774,999	$755,747	$693,449

Total noninterest expense	(j)	$280,314	$261,305	$252,148
Add/less: FDIC special assessment reversal (charge)	(k)	1,015	6,874	(833)
Add: DC Solar recoveries (2)	(k)	—	1,660	—
Adjusted noninterest expense	(l)=(j)+∑(k)	$281,329	$269,839	$251,315

Efficiency ratio	(j)/(e)	36.23%	34.46%	36.42%
Adjusted efficiency ratio	(l)/(h)	36.36%	35.74%	36.30%
Efficiency ratio (FTE)	(j)/(f)	36.17%	34.42%	36.36%
Adjusted efficiency ratio (FTE)	(l)/(i)	36.30%	35.70%	36.24%
Pre-tax, pre-provision income (“PTPP”)	(e)-(j)	$493,435	$496,949	$440,155
PTPP (FTE)	(f)-(j)	$494,685	$497,779	$441,301
Adjusted PTPP (FTE)	(i)-(l)	$493,670	$485,908	$442,134

(1)Included in Other investment income for the three months ended December 31, 2025.
(2)Amounts were included in Amortization of tax credit and CRA investments, except for $700 thousand which was included in Other operating expense for the three months ended December 31, 2025.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2026	December 31, 2025	March 31, 2025
Common stock		$171	$170	$170
Additional paid-in capital		2,131,219	2,111,316	2,043,898
Retained earnings		8,547,820	8,301,522	7,517,711
Treasury stock		(1,291,555)	(1,168,196)	(1,137,299)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(383,753)	(353,233)	(482,175)
Cash flow hedges net unrealized gains		12,034	28,209	10,493
Foreign currency translation adjustments		(16,501)	(20,586)	(23,333)
Total accumulated other comprehensive loss		(388,220)	(345,610)	(495,015)
Stockholders’ equity	(a)	$8,999,435	$8,899,202	$7,929,465
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(3,978)	(4,119)	(4,940)
Tangible book value	(b)	$8,529,760	$8,429,386	$7,458,828
Number of common shares at period-end	(c)	136,979	137,579	137,802
Book value per share	(a)/(c)	$65.70	$64.68	$57.54
Tangible book value per share	(b)/(c)	$62.27	$61.27	$54.13
Total assets	(d)	$82,886,152	$80,434,997	$76,165,013
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(3,978)	(4,119)	(4,940)
Tangible assets	(e)	$82,416,477	$79,965,181	$75,694,376
Total stockholders’ equity to assets ratio	(a)/(d)	10.86%	11.06%	10.41%
TCE ratio	(b)/(e)	10.35%	10.54%	9.85%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12 (continued)

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of mortgage servicing assets. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Adjusted tangible net income is tangible net income excluding the tax-effected impacts of the FDIC special assessment and DC Solar adjustments. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2026	December 31, 2025	March 31, 2025
Net income	(f)	$357,796	$356,271	$290,270
Add: Amortization of mortgage servicing assets		149	249	293
Tax effect of amortization adjustment (1)		(42)	(70)	(87)
Tangible net income	(g)	$357,903	$356,450	$290,476
Less/Add: FDIC special assessment (reversal) charge		(1,015)	(6,874)	833
Less: DC Solar recoveries		—	(4,997)	—
Tax effects of adjustments (1)		284	3,326	(248)
Adjusted tangible net income	(h)	$357,172	$347,905	$291,061
Average stockholders’ equity	(i)	$9,047,373	$8,774,315	$7,869,074
Less: Average goodwill		(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(4,025)	(4,270)	(5,120)
Average tangible book value	(j)	$8,577,651	$8,304,348	$7,398,257
Return on average common equity (2)	(f)/(i)	16.04%	16.11%	14.96%
Return on average TCE (2)	(g)/(j)	16.92%	17.03%	15.92%
Adjusted return on average TCE (2)	(h)/(j)	16.89%	16.62%	15.96%

(1)Applied statutory tax rate of 28.02% for the three months ended March 31, 2026 and December 31, 2025. Applied statutory tax rate of 29.73% for the three months ended March 31, 2025.
(2)Annualized.